UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2016

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Road, Suite 110

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2016, Capnia, Inc. announced that Otho Boone was promoted to Vice President and General Manager of Neonatology. Mr. Boone, who founded NeoForce, which the Company acquired in September of 2015, has over 25 years of neonatology medical device sales, operations and product development experience.

On January 6, 2016, Edward Ebbers, Senior Vice President, Chief Commercial Officer, ceased to be an employee of the Company effective immediately. Mr. Ebbers will be eligible for severance payments pursuant to the Employment Agreement dated March 30, 2015, between the Company and Mr. Ebbers, subject to entry into a separation agreement and a release of claims. During his severance period Mr. Ebbers has agreed to be available for consultation to assist in the transition of his responsibilities, which are being assumed by Mr. Boone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.

Date: January 6, 2016

By: /s/ David D. O’Toole
David D. O’Toole
Chief Financial Officer